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                                                                   EXHIBIT 10.43
                         ADAMSON SHAREHOLDER AGREEMENT
     This Shareholder Agreement (the "Agreement") is entered into as of January 10, 1995 (the "Effective Date") between TW Associates, L.P., ("Associates"), KKR Partners II, L.P. ("Partners") (collectively, "KKR"), and James B. Adamson ("Adamson").
                                    RECITALS
     A. Pursuant to the terms of that certain Employment Agreement entered into as of January 10, 1995 between Adamson and Flagstar Companies, Inc. (the "Company"), the Company will issue to Adamson on the "Commencement Date" (as defined in the Employment Agreement) common stock of the Company ("Common
Stock") with an aggregate market value of $400,000 (the "Restricted Stock") and will issue to Adamson on the Effective Date an option (the "Option") to purchase 800,000 shares of Common Stock.
     B. The parties desire to enter into this Agreement in order to provide for the voting of KKR's Common Stock for Adamson's election to the Board of Directors of the Company (the "Board") and to provide Adamson with certain "tag-along" sale rights with respect to the Restricted Stock and any Common Stock issued to Adamson upon the exercise of the Option (collectively, the "Stock").
                                   AGREEMENT
     In consideration of the foregoing and of the terms below, Associates, Partners and Adamson agree as follows:
          1. VOTING OF KKR SHARES OF COMMON STOCK.
          KKR agrees to vote all of its shares of Common Stock in favor of Adamson's election to the Board and as Chairman of the Board for so long as Adamson is an active employee of the Company in good standing.
          2. TAG-ALONG SALE RIGHTS.
          (a) If at any time during the "Employment Term" (as such term is defined in the Employment Agreement) or for so long as the Executive is an active employee of the Company in good standing, KKR proposes to sell or exchange any of its Common Stock to any third party which is not an affiliate of KKR (a "Tag-Along Sale"), Adamson shall have the right to participate in such Tag-Along Sale and to include in such Tag-Along Sale a number of his shares of vested Common Stock determined by multiplying the total number of shares of Common Stock proposed to be sold or exchanged by KKR by a fraction, the numerator of which shall equal the aggregate number of shares of vested Common Stock owned by Adamson and the denominator of which shall equal the aggregate numbers of shares of vested Common Stock owned by Adamson and Common Stock owned by KKR.
          (b) If KKR intends to enter into a Tag-Along Sale, KKR will give Adamson at least 14 days' prior written notice of the proposed Tag-Along Sale, which notice (the "KKR Notice") will include the terms and conditions of such proposed sale or exchange. Adamson may, within 7 days after receiving the KKR Notice, notify KKR in writing that he wishes to participate in such proposed Tag-Along Sale upon the terms and conditions set forth in the KKR Notice and specifying the number of shares of Common Stock that he desires to include in such proposed Tag-Along Sale (the "Adamson Tag-Along Notice"), subject to the foregoing limitations of this provision. If Adamson does not give KKR a timely Adamson Tag-Along Notice with respect to the proposed Tag-Along Sale, KKR may sell or exchange its Common Stock for a period of 90 days after expiration of the 7-day period during which Adamson was permitted to give the Adamson Tag-Along Novice on the terms and conditions not materially more favorable to KKR than those set forth in the KKR Notice, without including Adamson's vested Common
     Stock in such transaction. If Adamson gives KKR a timely Adamson Tag-Along Notice, KKR shall use its reasonable efforts to cause the prospective transferee(s) of the Common Stock in the Tag-Along Sale to agree to acquire the Common Stock identified by Adamson in the Adamson Tag-Along Notice upon the same terms and conditions as are applicable to the Common Stock proposed to be sold or exchanged by KKR. If the prospective transferee(s) are unwilling or unable to acquire all of the shares of Common Stock identified by Adamson upon such terms and conditions, then KKR may elect either to cancel such proposed transaction or to proceed with the proposed Tag-Along Sale, provided that it, or its designee, shall be required to purchase the shares of Common Stock identified in the Adamson Tag-Along Notice on terms and

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     conditions which provide Adamson with an economic benefit which is equivalent to that which he would have derived had he been permitted to sell his Common Stock in the proposed Tag-Along Sale.
          3. APPLICABLE LAW; JURISDICTION.
          The laws of the state of New York shall govern the interpretation, validity and performance of the terms of this Agreement.
          4. TERM.
          This Agreement shall terminate upon termination of the Employment
     Term.
          5. NOTICES.
          All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt required, postage prepaid, to the party to whom it is directed:
          (a) if to TW Associates, L.P. or KKR Partners II, L.P.:
              c/o Kohlberg Kravis Roberts & Co.
         Nine West 57th Street
         New York, New York 10019
              Attn: Paul Raether
     with a copy to:
            James D. C. Barrall, Esq.
         Latham & Watkins
         633 W. 5th St.
         Los Angeles, CA 90071
          (b) If to Adamson, to him at the following address:
              10040 South West Sixtieth Court
         Miami, Florida 33156
     with a copy to:
          John N. Turitzin, Esq.
       Battle Fowler LLP
       75 East 5th St.
       New York, NY 10022
     or at such other address as either party shall have specified by notice in writing to the other.
                              [signature page follows]
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                         TW ASSOCIATES, L.P.
                                         By /s/ MICHAEL T. TOKARZ
                                           Title:
                                         KKR PARTNERS II, L.P.
                                         By /s/ MICHAEL T. TOKARZ
                                           Title:
                                         /s/ JAMES B. ADAMSON
                                         James B. Adamson
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